Exhibit 5.13

CONSENT OF EXPERTApril 9, 2020United States Securities and Exchange CommissionRe: Registration Statement on Form F-10 (the “Registration Statement”) of Endeavour Silver Corp. (the “Company”)To whom it may concern,The undersigned hereby consents to the use of and reference to his name in the Registration Statement and the documents incorporated therein by reference.The undersigned hereby consents to the use of the technical information, including extracts from or summaries of the technical information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, from the Annual Information Form dated March 5, 2020 of which the undersigned is an author, which includes:The Updated Internal Mineral Reserve and Resource Estimates of the Guanacevi Mine, the Bolanitos Mine, the El Compas Mine, the El Cubo Mine and the disclosure of the Parral Exploration Project and the Guadalupe y Calvo Exploration Project.Dated: April 9, 2020/s/Godfrey Walton, M.Sc, P.Geo President and COO Endeavour Silver Corp